Bill of Sale of Certain Property

1. Description of Property. KNOW ALL MEN BY THESE PRESENTS that Steven Pokrajac, a natural person who is a citizen of Canada, along with Tesla Digital, Inc., a company organized under laws of the Province of Ontario, Canada, with offices at 135 N. Rear Rd, Lakeshore, Ontario, Canada and Tesla Digital Global Group, Inc., a company organized under the laws of the Province of Ontario, Canada, with offices at 135 N. Rear Rd, Lakeshore, Ontario, Canada (Sellers), for and in consideration of: (i) that parcel of real property known as 1517-1525 Ridge Road, Essex, Ontario, and that parcel of real property known as 135 North Rear Road, Town of Lakeshore, and (ii) five million shares of CEN Biotech, Inc. common stock, tendered by **CEN Biotech, Inc.**, a company organized under the Federal laws of Canada, with offices at 300-3295 Quality Way, Windsor, Ontario, Canada (Buyer), has bargained, sold, granted, and conveyed and, by these presents, does bargain, sell, grant, and convey unto Buyer and Buyer's successors and assigns the goods, chattels and intellectual property described as follows:

All of the Sellers' right, title, and interest in and to United States patent number U.S. 8,723,425 (the "Patent"), in and to the inventions therein set forth and any reissue, reexamination, renewal, divisional, or continuation thereof, in addition to, any related manufacturing machinery plus inventory on hand, and all know-how pertaining to manufacture, use, operation, maintenance, development, enjoyment and exploitation of the Patent and the related manufacturing machinery.

TO HAVE AND TO HOLD the same unto Buyer and Buyer's successors and assigns forever.

2. Sellers' Covenants to Defend Title. Sellers covenant and agree to warrant and defend title to the goods, chattels and intellectual property sold against any person, firm, corporation, or association.

3. Date. IN WITNESS WHEREOF, Sellers have caused these presents to be signed by their duly authorized signatories and, where appropriate, caused a corporate seal to be affixed hereto, this 7th day of October, 2021.

Attest:

For Tesla Digital, Inc.:	For Tesla Digital, Inc.:	
By: ______________	By: ______________	______________
Title: ______________	Title: ______________	Steven Pokrajac, Individually
[corporate seal]	[corporate seal]	